As filed with the Securities and Exchange Commission on July 19, 1999
                                                    Registration No. 333-

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                         NATIONAL INFORMATION CONSORTIUM, INC.
                ------------------------------------------------------
                (Exact Name of Registrant as Specified in its Charter)


              Colorado                                  52-2077581
  -------------------------------            ----------------------------
  (State or Other Jurisdiction of            (IRS Employer Identification
  Incorporation or Organization)                      Number)


12 CORPORATE WOODS, 10975 BENSON STREET, SUITE 390, OVERLAND PARK, KANSAS 66210
-------------------------------------------------------------------------------
                       (Address of Principal Executive Offices)

                             EMPLOYEE STOCK PURCHASE PLAN
                     AMENDED AND RESTATED 1998 STOCK OPTION PLAN
                    ---------------------------------------------
                               (Full Title of the Plan)

                             Jeffrey S. Fraser, Chairman
                  12 Corporate Woods, 10975 Benson Street, Suite 390
                             Overland Park, Kansas 66210
                      -----------------------------------------
                       (Name and Address of Agent for Service)

                                     877-234-EGOV
                   -----------------------------------------------
                       (Telephone Number of Agent for Service)

                                      Copies To:
                                     -----------

                                 Karen L. Witt, Esq.
                            Rothgerber Johnson & Lyons LLP
                             1200 17th Street, Suite 3000
                               Denver, Colorado  80202
                                    (303) 623-9000

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed Maximum   Proposed        Amount of
  Title of Securities  Amount to be  Offering Price      Maximum       Registration
   to be Registered    Registered       Per Share       Aggregate         Fee
                                                      Offering Price
 Common Stock         12,500,000(1)     $16.41(2)     $205,125,000(2)   $57,024.75
--------------------------------------------------------------------------------


     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares which by reason of certain events specified in the plans may become subject to the plans.

     (2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Company Stock quoted on the NASDAQ National Market on July 15, 1999.

                                 TABLE OF CONTENTS

                                                                                 Page
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . . .4
     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL . . . . . . . . . . . . . . . .4
     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS. . . . . . . . . . . . . . .4
     ITEM 8.  EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     ITEM 9.  UNDERTAKINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

EXHIBIT INDEX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8


                                      PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents and information are incorporated in this Registration Statement by reference:

     (a) The Form S-1 Registration Statement of National Information Consortium, Inc. (the "Company"), Registration No. 333-77939 ("Form S-1"), including the Description of Capital Stock section on page 62.

     (b)  The Company's Form 8-A Registration Statement, Registration
          No. 0-26621.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the common stock of the Company ("Company Stock") registered pursuant to this Form S-8 Registration Statement will be passed upon for the Company by the law firm of Rothgerber Johnson & Lyons LLP, One Tabor Center, Suite 3000, 1200 17th Street, Denver, Colorado 80202, which has served as special counsel to the Company in the preparation of the Form S-8 Registration Statement. As of the date prior to the Company's Initial Public Offering, no members of this law firm owned any shares of Company Stock. No members of this law firm are employed on a contingent basis by the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article V of the Articles of Incorporation of the Company indemnifies directors from personal liability to the greatest extent possible as is now, or in the future, provided by law. Article VIII of the Bylaws of the Company provides for indemnification of directors, officers, employees and agents to the greatest extent possible.

     Sections 7-109-101 to 110 of the Colorado Business Corporation Act permit a corporation to indemnify a person against expenses and liability incurred in a proceeding to which that person is made a party because of his or her having been a director of the corporation if (i) that person conducted himself or herself in good faith and in a manner reasonably believed to be in the corporation's best interests or not opposed to the corporation's best interests; and (ii) in the case of a criminal proceeding, that person had no reasonable cause to believe his or her conduct was unlawful. The corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent to the same extent as to a director.

ITEM 8.  EXHIBITS

     The following exhibits are attached to this registration statement or are incorporated by reference herein:

     4.1  Amended and Restated 1998 Stock Option Plan (1)
     4.2  Employee Stock Purchase Plan (1)
     4.3  Non-Qualifying Stock Option Agreement
     4.4  Incentive Stock Option Agreement
     4.5  Employee Stock Purchase Plan Offering
     5    Opinion of Rothgerber Johnson & Lyons LLP as to legality
     23.1 Consent of Independent Accountants
     23.2 Consent of Rothgerber Johnson & Lyons (included in Exhibit 5 hereto)
     24   Power of Attorney

(1) Incorporated herein by reference to the Company's Form S-1.

ITEM 9.  UNDERTAKINGS

     (a)  Rule 415 Offering

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertaking Concerning Filings Incorporating Subsequent Exchange Act Documents by Reference

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Filing of Registration Statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Overland Park and the State of Kansas, on this 19th day of July, 1999.


                                       NATIONAL INFORMATION CONSORTIUM


                                       By: /s/ Jeffrey S. Fraser
                                           -------------------------------
                                           Jeffrey S. Fraser, Chairman and
                                           Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                          Title                    Date
---------                          -----                    ----

/s/ Jeffrey S. Fraser              Chairman and Chief       July 19, 1999
----------------------------       Executive Officer
Jeffrey S. Fraser


/s/ James B. Dodd                  President, COO           July 19, 1999
----------------------------       and Director
James B. Dodd


/s/ Kevin C. Childress             Chief Financial          July 19, 1999
----------------------------       Officer (Principal
Kevin C. Childress                 Financial and
                                   Accounting Officer)


/s/ John L. Bunce, Jr.             Director                 July 19, 1999
----------------------------
John L. Bunce, Jr.


/s/ Daniel J. Evans                Director                 July 19, 1999
----------------------------
Daniel J. Evans

/s/ Ross C. Hartley                Director                 July 19, 1999
----------------------------
Ross C. Hartley


/s/ Patrick J. Healy               Director                 July 19, 1999
----------------------------
Patrick J. Healy


                                   Director
----------------------------
Peter Wilson

                                    EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
4.1            Amended and Restated 1998 Stock Option Plan (1)

4.2            Employee Stock Purchase Plan (1)

4.3            Non-Qualifying Stock Option Agreement

4.4            Incentive Stock Option Agreement

4.5            Employee Stock Purchase Plan Offering

5 Opinion of Rothgerber Johnson & Lyons LLP as to legality of the Company Stock

23.1           Consent of Independent Accountants

23.2           Consent of Rothgerber Johnson & Lyons LLP (included within
               Exhibit 5)

24             Power of Attorney


(1) Incorporated herein by reference to the Company's Form S-1.